EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Immunic, Inc. of our report dated March 31, 2025, relating to the consolidated financial statements of Immunic, Inc., which appears in the Annual Report on Form 10-K for the year ended December 31, 2024, which includes an explanatory paragraph relating to the Company's ability to continue as a going concern as described in Note 1 to the consolidated financial statements.

Minneapolis, Minnesota

August 27, 2025